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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENTS


We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-4 of our report dated February 21, 1996 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Hartford, Connecticut
February 4, 1997






We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-4 of our reports dated February 21, 1996 appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1995 that is incorporated by reference in the Annual Report on Form 10-K of Orion Capital Corporation, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement


DELOITTE & TOUCHE LLP


Denver, Colorado
February 4, 1997